SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2002

CHATTEM, INC.

(Exact  name  of  registrant  as  specified  in  its  charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Item 4.  Changes in Registrant’s Certifying Accountant

On May 7, 2002, the Board of Directors of Chattem, Inc. (the “Company”), upon the recommendation of its Audit Committee, decided not to renew its engagement of Arthur Andersen LLP (“Andersen”) as the Company’s auditors and engaged Ernst & Young LLP to serve as the Company’s auditors for fiscal year 2002.

Andersen’s reports on the Company’s consolidated financial statements for each of the years ended November 30, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended November 30, 2000 and 2001 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Andersen with a copy of the foregoing statements.  Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 8, 2002, stating its agreement with such statements.

During the years ended November 30, 2000 and 2001 and through the date of this Form 8-K, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002

99.1	Press Release dated May 13, 2002

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2002	CHATTEM, INC.

	By:	/s/ A. Alexander Taylor II
A. Alexander Taylor II
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 8, 2002

99.1	Press Release dated May 13, 2002